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                                                                EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 21, 1997, relating to the financial statements of L.A.B. Gesellschaft fur pharmakologische Untersuchungen mbH & Co., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE GmbH
Stuttgart, Germany
March 31, 1997